CONSENT OF INDEPENDENT ACCOUNTANTS
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We hereby consent to the incorporation by reference (from the Registration Statement on Form N-1A dated February 27, 2001 of Pitcairn Funds, "the N-1A Registration Statement") in this Registration Statement on Form N-14 ("the N-14 Registration Statement") of our report dated December 12, 2000, relating to the financial statements and financial highlights which appears in the October 31, 2000 Annual Report to Shareholders and Board of Trustees of Pitcairn Funds, which is also incorporated by reference into the N-14 and N-1A Registration Statements. We also consent to the references to us under the heading "Financial Statements" in the N-14 Registration Statement.

Philadelphia, Pennsylvania
September 28, 2001